[ERNST & YOUNG LOGO OMITTED]

    [ ] ERNST & YOUNG (HELLAS)                  [ ] Telephone: +30-210.28.86.000
        Certified Auditors - Accountants S.A.       Telefax  : +30-210.28.86.905
        11th klm National Road Athens - Larnia
        GR-144 51 Metomorphosi, Greece

                                                                    EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 11, 2005 (except for the effects of the reorganization as discussed in Notes 1 and 7 as to which the date is June  ,
2005) in the Registration Statement (Form F-1 No. 333-00000) and related
Prospectus of Capital Maritime & Trading Corp. for the registration of
16,670,000 shares of its common stock.

Ernst & Young (Hellas) Certified Auditors Accountants S.A.
Athens, Greece
June  , 2005

The foregoing consent is in the form that will be signed upon the completion of the reorganization described in notes 1 and 7 to the financial statements.

/s/ Ernst & Young
Athens, Greece
June 11, 2005

                              [ ] Thessaloniki : 4, Polytechniou Street
                                                 546 26 Thessaloniki
                                  Telephone    : 2310.512.515, Fax: 2310.512.487